                              AGREEMENT OF SALE OF
                              PARTNERSHIP INTEREST

                                                           December 29, 2000

     THIS AGREEMENT OF SALE OF PARTNERSHIP INTEREST (the "Agreement"), dated December 29, 2000, is by and between HealthCare Imaging Services of Wayne, Inc. (the "Seller"), Healthcare Integrated Services, Inc. ("HIS") and Elliott H. Vernon ("Vernon") and Arnold Olefson, M.D., and Jatin Gajarawala, M.D. (collectively the "Buyers").
                                                     RECITALS

         WHEREAS,  the Buyers and Seller are parties to a certain  Agreement  of
Limited   Partnership   dated  January  31,  1992  (the   "Limited   Partnership
Agreement"); and

         WHEREAS, pursuant to the Limited Partnership Agreement, the Buyers and Seller formed a limited partnership under the laws of the State of New Jersey, the name of which is Wayne Imaging Associates, L.P. (the "Partnership"); and

         WHEREAS, pursuant to the Partnership Agreement, Seller presently owns a fifty-one (51%) percent interest in the Partnership (the "Seller's Partnership Interest") while the Buyers presently collectively own the remaining forty-nine (49%) percent interest of the Partnership (the "Buyers' Partnership Interest"); and

         WHEREAS, Seller desires to sell all of Seller's Partnership Interest to Buyers, and Buyers desire to purchase all of Seller's Partnership Interest, all under the terms and conditions as hereinafter set forth; and

         WHEREAS, HIS and Vernon are parties to this Agreement solely to the extent of their being obligated and bound by the terms and conditions as set forth in Section 10 of this Agreement;

         NOW, THEREFORE, in consideration as hereinafter set forth, and other good and valuable consideration receipt of which is hereby acknowledge, the parties agree as follows:

                                                Parties and Purpose

     1. Buyers now agree to purchase, and Seller now agrees to sell, all of Seller's Partnership Interest on the terms and for the consideration set forth in this Agreement.
                                               Transfer of Interest

     2. (a) Seller, in consideration of (i) the payment of $1,250,000 (the "Purchase Price") which is subject to adjustment as provided below, (ii) the assumption by

Buyers of all liabilities of the Partnership that are attributable to Seller, and (iii) the payments contemplated by 3(b) below agrees to transfer to Buyers all of Seller's right, title, and interest in Seller's Partnership Interest. The Purchase Price shall be payable as follows:

  i. At Closing, by certified check, bank check or wired funds, the sum of Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500.00)

  ii. At Closing, by loan obtained from DVI Financial, upon which loan this Contract is contingent, Two Hundred Seventy-Five Thousand Dollars ($275,000.00);

  iii. By Buyers satisfying the liability owed by HIS to DVI Financial in the amount of $451,089.60 ("DVI Debt"), said DVI Debt to be satisfied by the Buyers within six (6) months of Closing. Until such time as the Buyers pay the DVI Debt in full;

     (1)  The  Operations  Management  Agreement  between  the  Partnership  and
HealthCare   Imaging  Services,   Inc.,  dated  February  1,  1992  ("Management
Agreement") shall remain in full force and effect;

     (2) HIS shall continue to bill and collect all patients and third party payers related to the facility known as Wayne MRI as well as all accounts receivable of Wayne MRI, P.A., on a continuing basis; and

     (3) HIS shall  continue to utilize the proceeds of payments  referred to in
Section 2(a)(iii)((2)) above and collected accounts receivable to pay expenses under the Management Agreement, make all payments to the Buyers as provided under the Management Agreement, pay itself its 14% management fee and pay the remaining 51% to Seller and 49% to Buyers. In the event the DVI Debt has not been paid in full within six (6) months of Closing, all accounts receivable as of that date shall be utilized by the Seller to pay the DVI Debt and then to turn over any unused accounts receivable less expenses to Buyer. If there is a shortfall following the collection of all of the accounts receivable and payments referred to in this paragraph, Buyers shall remain obligated to pay same.

     iv. By Buyers executing a Promissory Note to Seller in the amount of $98,910.40, which note shall provide for an interest rate of 12% per annum and a lump sum payment of all principal and interest by January 31, 2001.

     v. By Promissory Note executed by Arnold Olefson, M.D., in the amount of $87,500 which shall be paid in full, without interest, by January 4, 2001.

                  (b). In addition to the Purchase Price, Buyer shall pay Seller an amount equal to twenty (20%) percent of the Partnership's gross revenue that exceeds $400,000 in any fiscal quarter, beginning with the quarter ending March 31, 2001, and continuing for the duration of the covenant not to compete as set forth in Section 10 of this Agreement. This purchase payment shall be computed separately with respect to each fiscal quarter, and there shall be no carry backs or carry forwards with respect to any fiscal quarter. The percentage payment shall be paid within thirty (30) days after the end of each fiscal quarter, without notice or demand. In the event the Partnership's gross revenue fails to exceed $400,000 for a fiscal quarter, Buyer shall serve Seller with a notice so advising Seller that no payment is due for that quarter. Along with payment or notice that no payment is due, Buyer shall also submit to Seller a statement setting forth the amount of gross revenue for the fiscal quarter, certified as complete and correct by Buyer's principal financial officer. Buyer's financial records shall be subject to inspection by Seller and Seller's representatives for verification purposes. For the purposes of this provision, the Buyer shall calculate the gross revenue in accordance with generally accepted accounting principles in conformity with the accounting practices utilized by the Partnership for the fiscal year ending 1999.

                  (c). The Purchase Price shall be adjusted at Closing by amounts owed to the Partnership by Seller, representing loans or advances on profits from the Partnership to Seller.

                  (d) In the event one or more of the Buyers contracts to sell, sells or otherwise transfers all or any portion of the Partnership to Sonix
Medical Resources, Inc. for a period of eighteen (18) months after Closing, Buyers shall pay Seller an additional sum of $175,000 upon closing of any such sale or transfer.

                                                      Closing

     3. The closing date shall be on or about December 31, 2000, at the offices of Joseph C. Nuzzo, Esq., at 11:00 a.m. (the "Closing Date") or such other time and place as the parties agree.

                                             Allocation of Sale Price

         4. The Purchase Price shall be allocated to Seller's Partnership Interest in Partnership assets as agreed upon by the parties' respective Certified Public Accountants.

The parties make this allocation with the knowledge and understanding that it will be used by all parties for income tax purposes.

                                       Responsibility for Profits and Losses

         5. Seller shall be allocated, shall be responsible for, and shall assume all income tax consequences of its pro rata percentage share of all profits and losses for the period prior to the Closing Date , as provided by the terms of the Partnership Agreement.

                                          Agreement to Execute Documents

     6. Each of the parties agrees to execute and file any and all stipulations, orders and documents necessary or appropriate to transfer the interests conveyed by this Agreement.

                                             Assumption of Obligations

         7. By the execution and delivery of this Agreement, Buyers expressly assume all obligations of the Partnership as set forth on the Profit and Loss and Balance Sheet heretofore prepared by Seller, incurred prior to or following the Closing in respect to the percentages of interest purchased pursuant to the terms of this Agreement. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and to their respective heirs, executors, administrators, assigns, and legal representatives.

                                       Continuation of Partnership Business

         8. The Buyers shall carry on the business of the Partnership without any winding up or termination of the Partnership.

                                               Conditions to Closing

         9. Subject to Section 2(a) of this Agreement, the obligations of the parties to close the purchase contemplated by this Agreement shall be conditioned upon (i) the parties procurement of the release and/or termination of the Operations Management Agreement by and between the Partnership and
HealthCare Imaging Services, Inc., dated February 1, 1992; (ii) the parties executing and delivering a Settlement Agreement in the form of Exhibit A hereto; and (iii) Seller's delivery of UCC-3 termination statement duly executed by DVI Financial releasing its security interest in the Partnership's accounts receivable.

                                              Covenant Not to Compete

         10. (a). Except as provided herein, Seller, HIS and Vernon hereby agrees that HIS, Vernon and neither Seller nor its affiliates shall enter into an agreement or contract with any person or entity wherein Seller provides or manages magnetic resonance imaging services located within 4 miles of Suite 6 and 8 at 516 Hamburg Turnpike, Wayne, New Jersey ("Restricted Area") for a period of four (4) years following the Closing.

                  (b). The obligations of the parties under this Paragraph 10 supercede and replace any and all prior agreements between the parties, including, but not limited to, Article X of the Limited Partnership Agreement.

                                     Representations and Warranties by Seller

         11. Seller to the best of its knowledge, and excepting any actions or inactions of Buyer, represents and warrants to Buyer as follows:

                  (a). Organization, Standing and Qualifications. The Partnership is a Limited Partnership duly organized, validly existing and in good standing under the laws of New Jersey. To Seller's knowledge the Partnership has all requisite power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as in the place where such business is now conducted and such properties are now owned, leased or operated.

                  (b). Subsidiaries. The Partnership has no subsidiaries. The Partnership neither owns nor has any commitment to purchase any equity securities of any other corporation or any equity interest in any partnership, joint venture or other enterprise.

                  (c). Transactions with Certain Persons. Except as set forth on Schedule "B", the Partnership does not owe any amount to, or have any contract with or commitment to any of its partners, employees, or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owe any amount to the Partnership.

                  (d). Execution, Delivery and Performance of Agreement; Authority. To Seller's knowledge, neither the execution, delivery or performance of this Agreement by Seller, with or without the giving of notice or passage of time, or both, will conflict with, result in a default, right to accelerate or loss of rights, under, or result in the creation of any lien, charge or encumbrance which would have a materially adverse effect on any provision of such Seller's Limited Partnership Agreement or any franchise, note, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which such Seller or the Partnership is a party or by which any of them may be bound or affected. The Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.

                  (e). Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against the balance sheet or otherwise disclosed herein, there are no other debts, liabilities or obligations which would have a materially adverse effect on the Partnership which occurred or existed on or before the balance sheet date, (i.e., the date of closing) whether or not then known, due and payable, including any violation of any federal, state or local environmental legislation.

                  (f). Absence of Changes or Events. Except as set forth in Schedule "C" annexed hereto, since the balance sheet date the Partnership has conducted its business only in the ordinary course and has not incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistently with their prior practice.

                  (g). Litigation. Except as set forth in Schedule "D" annexed hereto, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, or any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller threatened, against or relating to the Partnership, its properties, assets or business or the transactions contemplated by this Agreement, and the Seller does not know of any basis for the same. Schedule "D" litigation and any ultimate liability is the responsibility of Seller. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller threatened, against or relating to Seller, in connection with or relating to the transactions contemplated by this Agreement, and Seller does not know of any basis for the same.

                  (h). Compliance with Laws and Other Instruments. Except as set forth in Schedule "E" annexed hereto, the Partnership has complied in all material respects with all existing laws, rules, regulations, ordinances, orders, judgments and decrees, the violation of which would have a materially adverse effect on its business, properties or operations as presently conducted, and neither the ownership nor use of its properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with, result in a default, right to accelerate or loss of rights under, any terms or provisions of regulations as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, franchise, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which it is a party or by which it may be bound or affected, which conflict, violation, default, acceleration or loss would have a material adverse effect on the Partnership's business, properties, or operations as presently conducted.

                  (i). Title to Properties. Except as may be specified in Schedule "F" attached hereto, the Partnership has good and marketable title to all the properties and assets it owns or uses in its business , including without limitation, those reflected in its books and records and in the Balance Sheet. None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except for:

     i. those which are expressly set forth in the Balance Sheet as securing specific liabilities; or

     ii. those securing liabilities and obligations which are disclosed herein or expressly permitted by the terms hereof; or

     iii.     those imperfections of title and encumbrances, if any, which

               (1) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

               (2) do not interfere with either the present and continued use of such property or the conduct of normal operations,
                                       and

               (3)     have arisen only in the ordinary course of business.

All of the material properties and assets owned, leased or used by the Partnership are in good operating condition and repair, normal wear and tear excepted, are suitable for the purposes used, are adequate, repairable and sufficient for all of their current operations and are directly related to the business of the Partnership.

    (j). Schedules. Attached hereto as Schedule "G" is a separate schedule containing an accurate and complete list of:

                           i. All property owned by the Partnership or in which the Partnership has a leasehold or other interest or which is used by the Partnership in connection with the operation of its business, together with a description of each lease, sublease, license or any other instrument under which the Partnership claims or holds such  leasehold  or other  interest or
                                    right  to the use  thereof  or  pursuant  to
                                    which it has assigned, sublet or granted any
                                    rights  therein,   identifying  the  parties
                                    thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                           ii. As of a date no earlier than June 30, 2000, all of the Partnership's receivables (which shall include accounts receivable, loans receivable and any advances), (together with detailed information as to each such listed receivable which has been outstanding for more than thirty (30) days to be provided at Closing).

     iii. All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property owned, leased or used by the Partnership except for items having a value of less than One Hundred ($100) Dollars which, in the aggregate, do not have a total value of more than One Thousand ($1,000) Dollars, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

     iv. All fire, theft, casualty, liability and other insurance policies insuring the Partnership, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Such policies are with reputable insurers, provide adequate coverage for all normal risks incident to the Partnership assets, properties and business operations and are in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar perils or hazards.

     v. All agreements providing for the services of an independent contractor to which the Partnership is a party or by which it is bound.

     vi. All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements,

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                                    equipment obligations, guarantees, leases or
                                    lease  purchase   agreements  to  which  the
                                    Partnership is a party or by which it is bound.

                           vii. All contracts, agreements and commitments whether or not fully performed, in receipt of the issuance, sale or transfer of the notes,  bonds  or  other  securities  of the
                                    Partnership   or   pursuant   to  which  the
                                    Partnership has acquired any substantial portion of its business or assets.

                           viii. All contracts, agreements, commitments or other understanding or arrangements to which the Partnership is a party or by which it or any of its property is bound or affected by excluding:

                                    (1)     purchase and commitments made in the
                                            ordinary    course    of    business
                                            involving  payments  or  receipts by
                                            the  Partnership  of less  then  One
                                            Hundred ($100) Dollars in any single
                                            case, but not more than One Thousand
                                            ($1,000) Dollars in the aggregate;

                                    (2)     contracts   entered   into   in  the
                                            ordinary    course    of    business
                                            involving  payments  or  receipts by
                                            the  Partnership  of less  than  One
                                            Hundred  ($100)  Dollars in the case
                                            of any single  contract but nor more
                                            than One Thousand  ($1,000)  Dollars
                                            in the aggregate; and

                                    (3)     contracts   entered   into   in  the
                                            ordinary  course of  business  which
                                            are terminable by the Partnership on
                                            less than  thirty  (30) days  notice
                                            without any penalty or consideration
                                            and involving payments or receipt by
                                            them of less than One Hundred ($100)
                                            Dollars  in the  case of any  single
                                            contract,  but  not  more  than  One
                                            Thousand  ($1,000)  Dollars  in  the
                                            aggregate.

     ix. All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock opinions or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including without limitation, holiday, vacation, Christmas and other bonus practices, to which the Partnership is a party or which relates to the operation of its business.

                           x. The names and current annual salary rates of all persons (including independent agents) and showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the quarter ending June 30, 2000.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule "G" (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule "G", will be unaffected by the sale of Partnership interest to Buyer hereunder so that, after such sale, the Partnership will be entitled to the full benefits thereof. Except as disclosed in Schedule "G", there is not under any such contract, agreement, lease, license or commitment any existing default or event which, after notice or lapse of time, or both would constitute a default or result in a right to accelerate or loss of rights. None of the Partnership's existing or completed contracts are subject to re- negotiation with any governmental body except as specified on Schedule "G". True and complete copies of all such contracts, agreements, leases, licenses, provider numbers and other documents listed on Schedule "G" (together with any and all amendments thereto) have been delivered to Buyers and initialed by General Partners of the Partnership and identified with a reference to this Section of this Agreement.

     k. No Guarantees. None of the obligations or liabilities of the Partnership are guaranteed by any other person, firm or corporation, nor has the
Partnership guaranteed the obligations or liabilities of any other person, firm or corporation, except as may be disclosed herein.

         l. Receivables. All receivables of the Partnership (including amounts receivable, loans receivable and advances) which are reflected in the
Balance Sheets, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of business.

           m. Service Contracts. To the best of Seller's knowledge, its service contracts with its vendors have been paid in the ordinary course of business and are not in material default.

           n. Business Description. Exhibit "H" attached hereto contains an accurate and substantially complete summary description of the Partnership's business.

     o. Customer and Supplier List. Schedule "I" to be provided at closing and made part hereof constitutes a full and complete list of all significant patients, customers, suppliers and vendors. The Partnership has performed all of the obligations required to be performed by them and are not in default under any of such agreements.

                                                      Counsel

         12. The parties to this Agreement represent and warrant that each has been represented by counsel of its own choice in the negotiations which proceeded the execution of this Agreement, and each has received independent legal advice. Each party further represents and warrants that no other party or agent, of any other party has made any promise, representation or warranty, express or implied, not contained herein, concerning the subject matter of this Agreement to induce it to execute this Agreement; and that this instrument was not executed in reliance on any such promise, representation or warranty.

                                                     Expenses

         13. Except as to any costs or expenses incurred in connection with the enforcement or interpretation of this Agreement, each party to this Agreement shall bear its own costs and attorneys fees in connection with the transfer of Seller's Partnership Interest to Buyers.

                                                Dispute Resolution

     14. Any and all disputes related to the enforcement, interpretation, validity or scope of this Agreement shall be resolved by the Courts in the State of New Jersey.

                                               Drafting of Agreement

         15. All parties to this Agreement have negotiated and participated in the drafting and preparation of this Agreement, and it shall not be construed against any party to this Agreement.

                                                 Entire Agreement

         16. Subject to the release, Settlement Agreement, and UCC-3 described in Section 9 of this Agreement, this Agreement contains the entire agreement of the parties with respect to the transfer of Seller's Partnership Interest and supersedes all prior representations and agreements. This Agreement may not be modified in any respect except by a writing signed by each of the parties to this Agreement. No party to this Agreement has relied upon any representation, statement of fact or opinion, or any statement except that expressly set forth in this Agreement.

                                                  Void Provisions

         17. In the event any provision of this Agreement is held void or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall have the same force and effect as though the unenforceable parts had been deleted.

                                                Future Cooperation

         18. Each party to this Agreement will, upon the request of any other party, execute, acknowledge or deliver or cause to be executed, acknowledged or delivered, such further documents as may be necessary to carry out the intent and purpose of this Agreement.

                                               Counterpart Execution

     19. This Agreement may be executed by the parties in counterpart originals.

                                                  Applicable Law

         20. This Agreement is entered into the state of New Jersey and is to be construed in accordance with New Jersey law without regard to conflicts of law.

                                                Survival of Closing

         21. All post Closing obligations of the parties shall survive Closing and shall continue until fully performed or released by the other party.

                                            (Signature Page to Follow)

         EXECUTED on the date first above written.


                                            /s/ Jatin Gajarawala

                                            Jatin Gajarawala, M.D., Buyer


                                            /s/ Arnold Olefson

                                            Arnold Olefson, M.D., Buyer


                                            HealthCare Imaging Services of
                                              Wayne, Inc., Seller

                                            By:  /s/ Elliott H. Vernon

                                                  Elliott H. Vernon, Chairman &
                                                  CEO

                                            HealthCare Integrated Services,
                                               Seller

                                            By:   /s/ Elliott H. Vernon

                                                  Elliott H. Vernon


                                                  /s/ Elliott H. Vernon
                                            Elliott H. Vernon, Individually



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